EXHIBIT 10.7
                                 PROMISSORY NOTE

$ 30,600.00                    Houston, Texas                 April 15, 1998

        FOR VALUE RECEIVED, FRANK L. LOMBARD, an individual whose address is 14900 Woodham Dr., Suite A-125, Houston, Texas 77073 (hereinafter referred to as "Maker'), promises to pay to the order of INNOVATIVE VALVE TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as "Invatec" or "Payee"), at 14900 Woodham Dr., Suite A-125, Houston, Texas 77073, or at such other place and to such other party or parties as the owner and holder hereof may from time to time designate in writing, the sum of THIRTY THOUSAND SIX HUNDRED AND NO/100 DOLLARS ($30,600.00), in either (i) lawful money of the United States of America which shall be legal tender for the payment of debts from time to time or (ii) shares of common stock, par value $.001 per share, of Invatec ("Common Stock") if the conditions set forth below are satisfied. No interest shall be due and payable under this Note prior to the maturity hereof.

        This Note shall be paid as follows: The entire outstanding principal amount hereof shall mature and become due and payable, without notice or demand, on December 31, 2000. This Note constitutes the Tax Note, as such term is defined in the Employment Agreement entered into as of April 15, 1998, by and between Maker and Payee (the "Employment Agreement"). As set forth in the Employment Agreement, if the Maker sells any Award Shares (as such term is defined in the Employment Agreement) or any securities into which Award Shares have been converted for cash while this Note remains outstanding and unpaid, Maker will prepay this Note within five business days after the Maker receives the proceeds from that sale in the amount equal to the lesser of (i) the then unpaid balance of this Note or (ii) the cash proceeds, net of any applicable commission and other sale expense and any applicable capital gain or other income tax, the Maker receives from that sale. This Note shall be payable either in cash or, in the event that on any date the Maker makes any payment thereon the Common Stock is listed on the New York Stock Exchange or another national securities exchange or is quoted through the NASDAQ National Market System (the "NMS") and the Maker desires to pay the principal amount outstanding under this Note by delivery of shares of Common Stock, in shares of Common Stock valued at the closing price of the Common Stock on (i) the national securities exchange on which the Common Stock is listed (or, if there is more than one, the national securities exchange the Company has designated as the principal market for the Common Stock) or (ii) the NMS, as the case may be, on the then most recent day on which the Common Stock traded on such national securities exchange or the NMS, as the case may be; provided, however, that in the event the IPO (as such term is defined in the Employment Agreement) is not completed, payment of this Note may be made by the Maker tendering all the Award Shares to the Payee in exchange for cancellation of this Note. The covenants and obligations of Maker are intended by Maker and Payee to, and shall, be construed as covenants independent of the covenants and agreements of Payee under the Employment Agreement, and the existence of any claim or cause of action of Maker against Payee, whether predicated on the Employment Agreement or otherwise, shall not constitute a defense to payment hereunder.

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        Maker shall have the privilege to prepay at any time, and from time to time, all or any part of the principal amount of this Note, without notice, penalty or fee. Any check, draft, money order, or other instrument given in payment of all or any portion of this Note may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instruments are unconditionally received by Payee.

        To the extent permitted by applicable law, Maker hereby waives demand or presentment for payment of this Note, notice of nonpayment, protest, notice of protest, suit, notice of intention of accelerate, notice of acceleration, diligence or any notice of or defense on account of the extension of time of payments or change in the method of payments.

        All past due principal on this Note shall bear interest from and after maturity until paid at a per annum rate equal to the lesser of (i) the Prime Rate (as hereinafter defined), or (ii) the maximum nonusurious rate allowed under applicable law. As used herein, the term "Prime Rate" means, on any day, the prime rate for that day as determined from time to time by Texas Commerce Bank National Association. Payments will be credited first to the accrued but unpaid interest, and then to principal.

        In the event default is made in the prompt payment of this Note when due in accordance with the terms set forth above, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through any judicial proceeding whatsoever, or if any action be had hereon, then the undersigned agrees and promises to pay an additional amount as reasonable, calculated and foreseeable attorneys' and collection fees incurred by Payee in connection with enforcing its rights herein contemplated, all of which amounts shall become part of the principal hereof.

        No failure to exercise and no delay on the part of Payee in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between Maker and Payee shall operate as a waiver of any right of Payee. No modification or waiver of any provision of this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        This Note has been executed and delivered and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America applicable in Texas.

        Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective, valid and enforceable under applicable law, but if any provision of this Note shall be prohibited by, or invalid or unenforceable under, applicable law, then (i) Maker and Payee shall

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amend such provisions by the minimal amount necessary to bring such provisions within the ambit of enforceability, and (ii) a court may, at the request of either Maker or Payee, revise, reform or reconstruct such provisions in a manner sufficient to cause them to be enforceable. In no event shall any prohibition against, or the invalidity or unenforceability of, any provision hereof affect the validity or enforceability of any other provision hereof.

        THIS NOTE AND THE EMPLOYMENT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN MAKER AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN MAKER AND PAYEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

                                               /s/ FRANK L. LOMBARD
                                                   FRANK L. LOMBARD

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